EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Orthovita, Inc.:

We consent to the incorporation by reference in the Registration Statements (Nos. 333-66681, 333-90981, 333-100034, 333-107282, 333-118219, 333-131667, 333-145723, 333-151977 and 333-161313) on Form S-8 and in the Registration Statements (Nos. 333-47386, 333-59288, 333-84632, 333-88334, 333-100341, 333-107210, 333-111697, 333-118216, 333-131668, 333-145724 and 333-141403) on Form S-3 of Orthovita, Inc. and subsidiaries of our reports dated March 16, 2011, with respect to the consolidated balance sheets of Orthovita, Inc. and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of operations, shareholders’ equity and comprehensive loss and cash flows for each of the years in the three-year period ended December 31, 2010, and the effectiveness of internal control over financial reporting as of December 31, 2010, which reports appear in the December 31, 2010 Annual Report on Form 10-K of Orthovita, Inc.

/s/ KPMG LLP

Philadelphia, Pennsylvania

March 16, 2011